                         SEMIANNUAL SERVICER CERTIFICATE
                              AS OF AUGUST 31, 2002


         Pursuant to Section 4.01(d)(iii) of the Securitization Property Servicing Agreement, dated as of March 9, 2001 (the "Agreement"), between The Detroit Edison Company, as servicer and The Detroit Edison Securitization Funding LLC, the Servicer does hereby certify, for the current Payment Date, as follows:

         Capitalized terms used herein have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections of the Agreement.


1. ESTIMATED SB CHARGE PAYMENTS AND AGGREGATE AMOUNTS AVAILABLE FOR THE CURRENT PAYMENT DATE:

i. Amount Remitted - March 2002                                                 $   17,105,905
ii. Amount Remitted - April 2002                                                    19,632,814
iii. Amount Remitted - May 2002                                                     14,600,486
iv. Amount Remitted - June 2002                                                     15,355,429
v. Amount Remitted - July 2002                                                      16,145,034
vi. Amount Remitted - August 2002                                                   14,701,069
                                                                                --------------
vii. Total Amount Remitted for this Period (sum of i. through vi. above)        $   97,540,737
viii. Net Earnings on Collection Account (accrued March thru July 31, 2002)            401,443
ix. Expenses Paid to Date (March thru July 31, 2002)                                    57,945
                                                                                --------------
x. General Subaccount Balance (sum of vii. and viii. above minus ix.)           $   97,884,235
xi. Reserve Subaccount Balance                                                               0
xii. Overcollateralization Subaccount Balance                                                0
xiii. Capital Subaccount Balance                                                     6,563,756
                                                                                --------------
xiv. Collection Account Balance (sum of x. through xiii. above)                 $  104,447,991
                                                                                ==============

2.   OUTSTANDING PRINCIPAL BALANCE AS OF PRIOR PAYMENT DATE BY TRANCHE:

i. Class A-1 Principal Balance Outstanding Securitization Bond                  $   84,880,282
ii. Class A-2 Principal Balance Outstanding Securitization Bond                    179,037,815
iii. Class A-3 Principal Balance Outstanding Securitization Bond                   322,791,421
iv. Class A-4 Principal Balance Outstanding Securitization Bond                    406,722,416
v. Class A-5 Principal Balance Outstanding Securitization Bond                     326,236,780
vi. Class A-6 Principal Balance Outstanding Securitization Bond                    390,671,263
                                                                                --------------
vii. Total Securitization Bond Principal Balance                                $1,710,339,977
                                                                                ==============

3.   REQUIRED FUNDING/PAYMENTS AS OF CURRENT PAYMENT DATE:

     a)   PROJECTED PRINCIPAL BALANCES AND PAYMENTS

                                             Projected
                                         Principal Balance     Principal Due
                                         -----------------     --------------
i. Class A-1 Securitization Bond         $      47,753,889     $   37,126,393
ii. Class A-2 Securitization Bond              179,037,815                  0
iii. Class A-3 Securitization Bond             322,791,421                  0
iv. Class A-4 Securitization Bond              406,722,416                  0
v. Class A-5 Securitization Bond               326,236,780                  0
vi. Class A-6 Securitization Bond              390,671,263                  0
                                         -----------------     --------------
vii. Total Required Principal Amount     $   1,673,213,584     $   37,126,393
                                         =================     ==============

     b)   REQUIRED INTEREST PAYMENTS

                                        Securitization       Days in
                                             Bond           Applicable
                                        Interest Rate         Period       Interest Due
                                        --------------      ----------     ------------
i. Class A-1 Securitization Bond                 5.180%            180     $  2,198,399
ii. Class A-2 Securitization Bond                5.510%            180        4,932,492
iii. Class A-3 Securitization Bond               5.875%            180        9,481,998
iv. Class A-4 Securitization Bond                6.190%            180       12,588,059
v. Class A-5 Securitization Bond                 6.420%            180       10,472,201
vi. Class A-6 Securitization Bond                6.620%            180       12,931,219
                                                                           ------------
vii. Total Required Interest Amount                                        $ 52,604,367
                                                                           ============

     c)   PROJECTED SUBACCOUNT PAYMENTS AND LEVELS

Subaccount                                    Projected Level     Funding Required
----------                                    ---------------     ----------------
i. Capital Subaccount                         $     8,750,000     $      2,186,244
ii. Overcollateralization Subaccount                  937,500              937,500
                                              ---------------     ----------------
iii. Total Subaccount Payments and Levels     $     9,687,500     $      3,123,744
                                              ===============     ================

4.   ALLOCATION OF REMITTANCES AS OF CURRENT PAYMENT DATE PURSUANT TO SECTION
     8.02 OF INDENTURE:

     a)   SEMIANNUAL EXPENSES

Net Expense Amount (Payable on current Payment Date)
i. Trustee Fees and Expenses                             $      0
ii. Semiannual Total of Servicing Fee                     437,500
iii. Semiannual Administration Fee                        125,000
iv. Operating Expenses (subject to $100,000 cap)                0
                                                         --------
v. Total Expenses                                        $562,500
                                                         ========

     b)   SEMIANNUAL INTEREST

                                        Aggregate
                                       -----------
i. Class A-1 Securitization Bond       $ 2,198,399
ii. Class A-2 Securitization Bond        4,932,492
iii. Class A-3 Securitization Bond       9,481,998
iv. Class A-4 Securitization Bond       12,588,059
v. Class A-5 Securitization Bond        10,472,201
vi. Class A-6 Securitization Bond       12,931,219
                                       -----------
vii. Total Semiannual Interest         $52,604,367
                                       ===========

     c)  SEMIANNUAL PRINCIPAL

                                        Aggregate
                                       -----------
i. Class A-1 Securitization Bond       $37,126,393
ii. Class A-2 Securitization Bond                0
iii. Class A-3 Securitization Bond               0
iv. Class A-4 Securitization Bond                0
v. Class A-5 Securitization Bond                 0
vi. Class A-6 Securitization Bond                0
                                       -----------
vii. Total Semiannual Principal        $37,126,393
                                       ===========

     d)   OTHER PAYMENTS

i. Operating Expenses (in excess of $100,000)                                   $        0
ii. Funding of Series Capital Subaccount (to required amount)                    2,186,244
iii. Funding of Series Overcollateralization Subaccount (to required level)        937,500
iv. Deposits to Reserve Subaccount                                               4,467,231

5. OUTSTANDING PRINCIPAL BALANCE AND COLLECTION ACCOUNT BALANCE AS OF CURRENT PAYMENT DATE (AFTER GIVING EFFECT TO PAYMENTS TO BE MADE ON SUCH DISTRIBUTION DATE):

     a)   PRINCIPAL BALANCE OUTSTANDING:

i. Class A-1 Principal Balance Outstanding Securitization Bond       $   47,753,889
ii. Class A-2 Principal Balance Outstanding Securitization Bond         179,037,815
iii. Class A-3 Principal Balance Outstanding Securitization Bond        322,791,421
iv. Class A-4 Principal Balance Outstanding Securitization Bond         406,722,416
v. Class A-5 Principal Balance Outstanding Securitization Bond          326,236,780
vi. Class A-6 Principal Balance Outstanding Securitization Bond         390,671,263
                                                                     --------------
vii. Total Securitization Bond Principal Balance                     $1,673,213,584
                                                                     ==============

     b)   COLLECTION ACCOUNT BALANCES OUTSTANDING:

i. Series Capital Subaccount                    $ 8,750,000
ii. Series Overcollateralization Subaccount         937,500
iii. Reserve Subaccount                           4,467,231
                                                -----------
iv. Total Subaccount Amount                     $14,154,731
                                                ===========

6.   SUBACCOUNT BALANCES AS OF CURRENT PAYMENT DATE (IF APPLICABLE, PURSUANT TO
     SECTION 8.02 OF INDENTURE):

i. Series Capital Subaccount                    $ 8,750,000
ii. Series Overcollateralization Subaccount         937,500
iii. Reserve Subaccount                           4,467,231
                                                -----------
iv. Total Subaccount Balances                   $14,154,731
                                                ===========

7. SHORTFALLS IN INTEREST AND PRINCIPAL PAYMENTS AS OF CURRENT PAYMENT DATE (IF APPLICABLE):

     a)   SEMIANNUAL INTEREST SHORTFALL

i. Class A-1 Securitization Bond             $    0
ii. Class A-2 Securitization Bond                 0
iii. Class A-3 Securitization Bond                0
iv. Class A-4 Securitization Bond                 0
v. Class A-5 Securitization Bond                  0
vi. Class A-6 Securitization Bond                 0
                                             ------
vii. Total Semiannual Interest Shortfall     $    0
                                             ======

     b)   SEMIANNUAL PRINCIPAL SHORTFALL

i. Class A-1 Securitization Bond              $    0
ii. Class A-2 Securitization Bond                  0
iii. Class A-3 Securitization Bond                 0
iv. Class A-4 Securitization Bond                  0
v. Class A-5 Securitization Bond                   0
vi. Class A-6 Securitization Bond                  0
                                              ------
vii. Total Semiannual Principal Shortfall     $    0
                                              ======

8.   SHORTFALLS IN REQUIRED SUBACCOUNT LEVELS AS OF CURRENT DISTRIBUTION DATE:

i. Series Capital Subaccount                    $    0
ii. Series Overcollateralization Subaccount          0
                                                ------
iii. Total Subaccount Shortfalls                $    0
                                                ======


         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Semiannual Servicer Certificate this __ day of __________.

                                       THE DETROIT EDISON COMPANY, as Servicer



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title: